EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the 2016 financial statements and financial statement schedule of Itron, Inc. and the effectiveness of Itron, Inc.’s internal control over financial reporting dated February 28, 2017 appearing in the Annual Report on Form 10-K of Itron, Inc. for the year ended December 31, 2016.

/s/ Deloitte & Touche LLP

Seattle, Washington

May 18, 2017